Exhibit 99.1

Revelation Biosciences, Inc. Announces Financial Results for the Three and Nine Months Ended September 30, 2024

San Diego, CA – November 8, 2024 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage biopharmaceutical company focused on harnessing the power of trained immunity for the prevention and treatment of disease by developing and commercializing therapeutics that modulate the innate immune system, today reported its three and nine months ended September 30, 2024 financial results.

Corporate Highlights

•
Completed GMP manufacture of Gemini clinical drug supply
•
Received net proceeds of $3.8 million from the exercise of warrants in August 2024
•
Announced Gemini induces dose dependent significant increases in IL-10 in healthy volunteers

“The Revelation team continues to make significant progress on the advancement of Gemini.” said James Rolke, Chief Executive Officer of Revelation. “We look forward to the anticipated acceptance of our IND by the FDA and building on this momentum with the start of our Phase 1b study in CKD patients in the United States.”

Results of Operations

As of September 30, 2024, Revelation had $6.5 million in cash and cash equivalents, compared to $12.0 million as of December 31, 2023. The decrease in cash and cash equivalents was primarily due to cash used for operating activities and the Lifesci Capital judgment, offset by net cash received from financing activities. Based on current operating plans and projections, Revelation believes that its current cash and cash equivalents are sufficient to fund operations into 2025.

Revelation’s net cash used for operating activities for the nine months ended September 30, 2024 was $14.6 million compared to net cash used for operating activities of $5.3 million for the same period in 2023. Revelation’s net loss for the three months ended September 30, 2024 was $2.2 million, or $0.84 basic and diluted net loss per share compared to a net loss of $2.6 million, or $9.94 basic and diluted net loss per share for the same period in 2023. Revelation’s net loss for the nine months ended September 30, 2024 was $13.3 million, or $7.38 basic and diluted net loss per share compared to net income of $2.1 million, or $9.62 basic net earnings per share and $9.38 diluted net earnings per share for the same period in 2023, respectively.

About Gemini

Gemini is a proprietary formulation of phosphorylated hexaacyl disaccharide (PHAD®) for systemic administration. It is being developed for multiple indications including as a pretreatment to prevent or reduce the severity and duration of post-surgical infection (GEMINI-PSI program), as pretreatment to prevent or reduce the severity and duration of acute kidney injury (GEMINI-AKI program). In addition, Gemini may be a treatment to stop or slow the progression of chronic kidney disease (GEMINI-CKD program). Revelation believes Gemini works through trained immunity, which redirects and attenuates the innate immune response to external stress (infection, trauma, etc.). Revelation has conducted multiple preclinical studies demonstrating the therapeutic potential of Gemini in the target indications.

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on harnessing the power of trained immunity for the prevention and treatment of disease using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for post-surgical infection, as a prevention for acute kidney injury, and for the treatment of chronic kidney disease.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$830,981	$1,651,367	$2,943,492	$3,085,918
General and administrative	965,705	1,126,530	3,277,729	3,244,856
Total operating expenses	1,796,686	2,777,897	6,221,221	6,330,774
Loss from operations	(1,796,686)	(2,777,897)	(6,221,221)	(6,330,774)
Other (expense) income:
Change in fair value of warrant liability	6,041	92,561	78,884	8,260,735
Other (expense) income, net	(450,920)	56,960	(7,170,480)	152,688
Total other (expense) income, net	(444,879)	149,521	(7,091,596)	8,413,423
Net (loss) earnings	$(2,241,565)	$(2,628,376)	$(13,312,817)	$2,082,649

Net (loss) earnings per share, basic	$(0.84)	$(9.94)	$(7.38)	$9.62
Weighted-average shares used to compute net (loss) earnings per share, basic	2,679,941	264,537	1,804,875	216,544

Net (loss) earnings per share, diluted	$(0.84)	$(9.94)	$(7.38)	$9.38
Weighted-average shares used to compute net (loss) earnings per share, diluted	2,679,941	264,537	1,804,875	222,110

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$6,541,052	$11,991,701
Deferred offering costs	—	71,133
Prepaid expenses and other current assets	117,846	84,691
Total current assets	6,658,898	12,147,525
Property and equipment, net	81,242	65,084
Total assets	$6,740,140	$12,212,609
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,127,348	$1,359,898
Accrued expenses	934,372	1,152,460
Deferred underwriting commissions	—	2,911,260
Warrant liability	4,803	141,276
Total current liabilities	4,066,523	5,564,894
Total liabilities	4,066,523	5,564,894

Stockholders’ equity:
Common Stock, $0.001 par value; 500,000,000 shares authorized at September 30, 2024 and December 31, 2023 and 4,292,455 and 264,537 issued and outstanding at September 30, 2024 and December 31, 2023, respectively	4,292	265
Additional paid-in-capital	41,449,244	32,114,552
Accumulated deficit	(38,779,919)	(25,467,102)
Total stockholders’ equity	2,673,617	6,647,715
Total liabilities and stockholders’ equity	$6,740,140	$12,212,609

Company Contacts

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences, Inc.

Email: czygmont@revbiosciences.com